UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2005

PARALLEL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principle executive offices)	(Zip code)

(432) 684-3727

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 21, 2005, the Compensation Committee of the Board of Directors of Parallel Petroleum Corporation approved the base salaries for Parallel’s executive officers for 2006. The new base salaries are effective January 1, 2006. The Compensation Committee also awarded cash bonuses for the year ending December 31, 2005. The table below shows the new base salaries for each executive officer for 2006 and the cash bonuses awarded to each executive officer for the year ending December 31, 2005.

Name and Position	Base Salary for 2006	Cash Bonus for 2005

Thomas R. Cambridge, Chairman of the Board of Directors	$135,000	$25,000

Larry C. Oldham, President and Chief Executive Officer	$300,000	$175,000

Donald E. Tiffin, Chief Operating Officer	$250,000	$112,500

Steven D. Foster, Chief Financial Officer	$175,000	$75,000

Eric A. Bayley, Vice President of Corporate Engineering	$160,000	$50,000

John S. Rutherford, Vice President of Land and Administration	$160,000	$50,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 23, 2005

PARALLEL PETROLEUM CORPORATION

By: /s/ Larry C. Oldham
Larry C. Oldham, President